EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 [No. 333-152165], Form S-3 [No. 333-111245], Form S-8 [No. 333-100157] and Form S-8 [No. 333-128120]) of Kirkland’s, Inc. and in the related Prospectus of our report dated April 17, 2009, with respect to the consolidated financial statements of Kirkland’s, Inc. included in this Annual Report (Form 10-K) for the year (52 weeks) ended January 31, 2009.

/s/ Ernst & Young LLP

Memphis, Tennessee
April 17, 2009